Energea Portfolio 5 LATAM LP
INVESTMENT AGREEMENT
         This is an Investment Agreement (this "Investment Agreement"), is being delivered by the purchase identified on the Investor Information Statement attached hereto as Exhibit A (the "Purchaser") to Energea Portfolio 5 LATAM LP, a Delaware limited partnership (the "Company").
Background
I.       The Company is offering for sale Class A Investor Shares pursuant to an Offering Circular filed on Form 1-A with the United States Securities and Exchange Commission on ________ (the "Disclosure Document").
II.     If the Purchaser's proposed purchase of Shares (as hereinafter defined) is accepted by the Company, the Purchaser shall become a limited partner under and bound by that certain Limited Partnership Agreement dated June 17, 2025 (the "Partnership Agreement").
1.         Defined Terms. Capitalized terms that are not otherwise defined in this Investment Agreement have the meanings given to them in the Disclosure Document.
2.         Purchase of Shares. Subject to the terms and conditions of this Investment Agreement and if the Purchaser's proposed subscription is accepted by the Company in its sole discretion, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, that number of Class A Investor Shares set forth on the Investor Information Sheet, for the price set forth on the Investor Information Sheet.  We refer to your Class A Investor Shares subscribed for hereunder as the "Shares."  The Purchaser will be admitted as a Limited Partner at the time this Investment Agreement is accepted and executed by the General Partner and the payment for your Shares is received by the Company and the Purchaser hereby irrevocably agrees to be bound by the Partnership Agreement as a Limited Partner and to perform all obligations contained in the Partnership Agreement.
3.         No Right to Cancel. The Purchaser does not have the right to cancel the Purchaser's subscription or change its mind. Once the Purchaser signs this Investment Agreement, the Purchaser is obligated to purchase the Shares if the Purchaser's subscription is accepted by the Company, no matter what.
4.         Our Right to Reject Investment. In contrast, the Company has the right to reject the Purchaser's subscription for any reason or for no reason, in the Company's sole discretion. If the Company rejects the Purchaser's subscription, any money the Purchaser has given the Company will be returned to the Purchaser. This Investment Agreement will be deemed to be accepted by, and will be binding against, the Company only upon its execution and delivery to the Purchaser of this Agreement.
5.         Purchaser Promises. The Purchaser promises that:
5.1.         Accuracy of Information. All of the information the Purchaser has given to the Company, whether in this Investment Agreement or otherwise, is accurate and the Company may rely on it. If any of the information the Purchaser has given to the Company changes either before or after the Company accepts the Purchaser's subscription, the Purchaser will notify the Company immediately.
5.2.         Risks. The Purchaser understands all the risks of investing, including the risk that the Purchaser could lose all its money. Without limiting that statement, the Purchaser has  reviewed and understands all the risks listed in the Disclosure Document.
5.3.         No Representations. None of the Company, the General Partner or any of their respective representatives have made any promises or representations to the Purchaser, except the information in the Disclosure Document. None of the Company, the General Partner or any of their respective representatives have guaranteed any financial outcome of the Purchaser's investment.
5.4.         Opportunity to Ask Questions. The Purchaser had the opportunity to ask questions about the Company and the investment. All the Purchaser's questions have been answered to its satisfaction.
5.5.         Legal Power to Sign and Invest. The Purchaser has the legal power, capacity and authority to sign this Investment Agreement and purchase the Shares pursuant to this Agreement.
5.6.         No Government Approval. The Purchaser understands that no state or federal authority has reviewed this Investment Agreement or the Shares or made any finding relating to the value or fairness of the investment.
5.7.         No Transfer. The Purchaser understands that under the terms of the Partnership Agreement, the Shares may not be transferred without complying with the terms of the Partnership Agreement (which includes a right of first refusal in favor of the Company on certain transfers of Shares). Also, securities laws limit transfer of the Shares. Finally, there is currently no market for the Shares, meaning it might be hard to find a buyer. As a result, the Purchaser should be prepared to hold the Shares indefinitely.
5.8.         No Advice.  The Company has not provided the Purchaser with any investment, financial, or tax advice. Instead, the Company has advised the Purchaser to consult with its own legal and financial advisors and tax experts.
5.9.         Tax Treatment. The Company has not promised the Purchaser any particular tax outcome from buying or holding the Shares.
5.10.      Acting on Own Behalf. The Purchaser is acting on its own behalf in purchasing the Shares, not on behalf of anyone else.
5.11.      Investment Purpose. The Purchaser is purchasing the Shares solely as an investment, not with an intent to re-sell or "distribute" any part of them.
5.12.      Anti-Money Laundering Laws.
5.12.1.  The Purchaser's investment will not, by itself, cause the Company to be in violation of any "anti-money laundering" laws, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, and the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.
5.12.2.  If the Purchaser is a natural person, none of the money used to purchase the Shares was derived from or related to any activity that is illegal under "anti-money laundering" laws, and the Purchaser is not on any list of "Specially Designated Nationals" or known or suspected terrorists that has been generated by the Office of Foreign Assets Control of the United States Department of Treasury ("OFAC"), nor is the Purchaser a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC.
5.12.3.  If the Purchaser is an entity, to the best of Purchaser's knowledge based upon appropriate diligence and investigation, none of the money used to purchase the Shares was derived from or related to any activity that is illegal under applicable law. Purchaser has received representations from each of its owners such that it has formed a reasonable belief that it knows the true identity of each of the ultimate investors in Purchaser. To the best of Purchaser's knowledge, none of its ultimate investors are on any list of "Specially Designated Nationals" or known or suspected terrorists that has been generated by OFAC, nor is any such ultimate investor a citizen or resident of any country that is subject to embargo or trade sanctions enforced by OFAC.
5.13.      Additional Information. At the Company's request, the Purchaser will provide further documentation verifying the source of the money used to purchase the Shares.
5.14.      Disclosure. The Purchaser understands that the Company may release confidential information about the Purchaser to government authorities if the Company determines, in its sole discretion after consultation with its lawyer, that releasing such information is in the best interest of the Company or if the Company is required to do so by such government authorities.
5.15.      Additional Documents. The Purchaser will execute any additional documents the Company requests if the Company reasonably believes those documents are necessary or appropriate and explains why.
5.16.      No Violations. The Purchaser's purchase of the Shares will not violate any law or conflict with any contract to which the Purchaser is a party.
5.17.      Enforceability. This Investment Agreement is enforceable against the Purchaser in accordance with its terms.
5.18.      No Inconsistent Statements. No person has made any oral or written statements or representations to the Purchaser that are inconsistent with the information in this Investment Agreement and the Disclosure Document.
5.19.      Financial Forecasts. The Purchaser understands that any financial forecasts or projections are based on estimates and assumptions the Company believes to be reasonable but are highly speculative and as such, given the industry, the Company's actual results may vary from any forecasts or projections.
5.20.      Notification. If the Purchaser discovers at any time that any of the promises in this Section 5 are untrue, the Purchaser will notify the Company right away.
5.21.      Legality in Non-U.S. Jurisdictions. If the Purchaser is not a citizen or resident of the United States, the Purchaser represents that the offering of Shares conducted by the Company, and the Purchaser's purchase of Shares, are lawful under the laws of the jurisdiction where the Purchaser is a citizen and/or resident.
5.22.      Knowledge. The Purchaser has enough knowledge, skill, and experience in business, financial, and investment matters to evaluate the merits and risks of the investment.
5.23.      Financial Wherewithal. The Purchaser can afford this investment, even if the Purchaser loses it money. The Purchaser does not rely on this money for its current needs, like rent or utilities.
5.24.      Individuals. If the Purchaser is a natural person (not an entity), you are a citizen or permanent resident (green card) of the United States.
5.25.      Entity Purchasers. If Purchaser is a legal entity, like a corporation, partnership, or limited liability company, Purchaser also promises that:
5.25.1.  Good Standing. Purchaser is validly existing and in good standing under the laws of the jurisdiction where it was organized and has full entity power and authority to conduct its business as presently conducted and as proposed to be conducted.
5.25.2.  Other Jurisdictions. Purchaser is qualified to do business in every other jurisdiction where the failure to qualify would have a material adverse effect on Purchaser.
5.25.3.  Authorization. The execution and delivery by Purchaser of this Investment Agreement, Purchaser's performance of its obligations hereunder, the consummation by Purchaser of the transactions contemplated hereby, and the purchase of the Shares, have been duly authorized by all necessary entity action.
5.25.4.  Investment Company. Purchaser is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
5.25.5.  Information to Purchasers. Purchaser has not provided any information concerning the Company or its business to any actual or prospective investor, except the Disclosure Document, this Investment Agreement, and other written information that the Company has approved in writing in advance.
6.         Confidentiality. The information the Company has provided to the Purchaser about the Company, including the information in the Disclosure Document, is confidential. The Purchaser will not reveal such information to anyone or use such information for the Purchaser's own benefit, except to purchase the Shares.
7.         Re-Purchase of Shares. If the Company determines that the Purchaser has provided the Company with inaccurate information or otherwise violated the Purchaser's obligations, or if required by any applicable law or regulation related to terrorism, money laundering, and similar activities, the Company may (but shall not be required to) repurchase your Shares for an amount equal to the amount the Purchaser paid for them less the amount of any distributions received from the Company.
8.         Governing Law. This Investment Agreement shall be governed by the internal laws of Delaware without giving effect to the principles of conflicts of laws. The Purchaser hereby (i) consents to the personal jurisdiction of the Delaware courts or the Federal courts located in or most geographically convenient to Wilmington, Delaware, (ii) agrees that all disputes arising from this Investment Agreement shall be prosecuted in such courts, (iii) agrees that any such court shall have in personam jurisdiction over you, (iv) consents to service of process by notice sent in accordance with Section 11 and/or by any means authorized by Delaware law, and (v) agrees that if the Purchaser is not otherwise subject to service of process in Delaware, to appoint and maintain an agent in Delaware to accept service, and to notify the Company of the name and address of such agent.
9.         Execution of Partnership Agreement. If the Company accepts the Purchaser's subscription, then the Purchaser's execution of this Investment Agreement will also serve as the Purchaser's execution of the Partnership Agreement, just as if the Purchaser had signed a paper copy of the Partnership Agreement.
10.      Consent to Electronic Delivery. The Purchaser agrees that the Company may deliver all notices, tax reports and other documents and information to the Purchaser by email or another electronic delivery method the Company may choose pursuant to the email address set forth on the Investor Information Statement. The Purchaser agrees to tell the Company right away if the Purchaser changes its email address or home mailing address so the Company can send information to the new address.
11.      Notices. All notices under this Agreement will be electronic. The Purchaser will contact the Company by email at info@energea.com. The Company will contact the Purchaser by email at the email address on the Investor Information Sheet. Either of the Company or the Purchaser may change its email address by notifying the other (by email). Any notice will be considered to have been received on the day it was sent by email, unless the recipient can demonstrate that the email wasn't delivered to the recipient's inbox.
12.      Limitations on Damages.
12.1.      THE COMPANY WILL NOT BE LIABLE TO THE PURCHASER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF THE PURCHASER NOTIFIES THE COMPANY, THE PURCHASER MIGHT INCUR THOSE DAMAGES. This means that at most, the Purchaser can sue the Company for is the amount of the Purchaser's investment. The Purchaser can't sue the Company for anything else. However, the foregoing limitation of damages does not apply to claims arising under federal securities laws.
12.2.      The Purchaser further agrees that neither the Company, the General Partner nor any of their respective affiliates, nor their respective managers, officers, directors, members, equity holders, employees or other applicable representatives (collectively, the "Covered Persons"), will incur any liability (a) in respect of any action taken upon any information provided to the Company by the Purchaser or for relying on any notice, consent, request, instructions or other instrument believed, in good faith, to be genuine or to be signed by properly authorized persons on behalf of the Purchaser, including any document transmitted by email or (b) for adhering to applicable anti-money laundering obligations whether now or later in effect.
13.      Indemnification. To the extent permitted by law, the Purchaser agrees that the Purchaser will indemnify and hold harmless the Covered Persons from and against any and all direct and indirect losses, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees and disbursements), whether incurred in an action between the parties hereto or otherwise, and including without limitation any liability which results directly or indirectly from the Company, the General Partner and their respective Affiliates becoming subject to ERISA or Section 4975 of the Code (collectively, "Losses") which the Covered Persons may incur by reason of or in connection with this Investment Agreement or any information the Purchaser provided or provides to the Company and the transactions contemplated thereby, including any misrepresentation made by the Purchaser or any of the Purchaser's agents, any breach of any declaration, promise representation or warranty of the Purchaser, the Purchaser's failure to fulfill any covenants or agreements under this Investment Agreement, its or its governing body, or their reliance on email or other instructions, or the assertion of the Purchaser's lack of proper authorization from its beneficial owners (if applicable) to execute and perform the obligations under this Investment Agreement. The Purchaser also agrees that it will indemnify and hold harmless the Covered Persons from and against any and all Losses that they or any one of them, may incur by reason of, or in connection with, the failure by the Purchaser to comply with any applicable law, rule or regulation having application to the Covered Persons.
14.      Waiver of Jury Rights. IN ANY DISPUTE WITH THE COMPANY, THE PURCHASER AGREES TO WAIVE THE PURCHASER'S RIGHT TO A TRIAL BY JURY. This means that any dispute will be heard by a judge, not a jury. However, the foregoing waiver of trial by jury does not apply to claims arising under the Federal securities laws.
15.      Survival. The representations, warranties and agreements contained in this Agreement will survive the execution of this Agreement by the Purchaser and effectiveness of this Agreement in accordance with its terms.
16.      Miscellaneous Provisions.
16.1.      No Transfer. The Purchaser may not transfer its rights or obligations under this Agreement.
16.2.      Headings. The headings used in this Investment Agreement (e.g., the word "Headings" in this paragraph), are used only for convenience and have no legal significance.
16.3.      No Other Agreements. As of the date hereof, this Investment Agreement, the Partnership Agreement, and the Shares are the only agreements between the Company and the Purchaser.
16.4.      Relationship with Partnership Agreement. This Investment Agreement governs Purchaser's purchase of the Shares, while the Partnership Agreement governs Purchaser's ownership of the Shares and the operation of the Company. In the event of a conflict between the two agreements, the Partnership Agreement shall control.
16.5.      Electronic Signature. This Investment Agreement will be signed electronically, rather than physically.

INVESTOR INFORMATION SHEET
Name of Purchaser	_______________________________
Number of Class A Investor Shares	_______________________________
Price Per Investor Share	_______________________________
Total Investment	__________________________________
SSN (EIN for businesses)	_______________________________ _______________________________
Jurisdiction of Formation (If You Are An Entity)	_______________________________
Mailing Address

_______________________________
Street 1
_______________________________
Street 2
_______________________________
City
_______________________________
State and Zip Code
_______________________________
Country

Email Address	________________________________

[Signatures on the Applicable Investor Signature Page that Follows]

INVESTOR SIGNATURE PAGE
IN WITNESS WHEREOF, the undersigned has executed this Investment Agreement effective on the date first written above.

                                                                        Read and Approved

                                                                        _____________________________________
                                                                        Investor

                                                                        _____________________________________
                                                                        Investor Signature

ACCEPTED
ENERGEA PORTFOLIO 5 LATAM LP

   By:   Energea Global LLC
            As Manager

   By:
            Michael Silvestrini, Manager